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                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

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[ ] Preliminary proxy statement            [ ]  Confidential, For Use of the
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                               CNB FINANCIAL CORP.
                (Name of Registrant as Specified in Its Charter)

                                       N/A
      (Name of Person(s) Filing Proxy Statement, if Other Than Registrant)


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        (1) Title of each class of securities to which transaction applies:

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

The following is a press release issued by NBT Bancorp Inc. and the Company on June 19, 2001:

--------------------------------------------------------------------------------
FOR IMMEDIATE RELEASE

ATTENTION: FINANCIAL AND BUSINESS EDITORS
--------------------------------------------------------------------------------

NBT Contact:  Daryl R. Forsythe     CNB Contact: Donald L. Brass
              607-337-6416                       518-673-3243

                                                  Pursuant to Rule 425 under the
                                               Securities Act of 1933 and deemed
                                             filed pursuant to Rule 14a-12 under
                                            the Securities Exchange Act of 1934.

                         NBT BANCORP, CNB FINANCIAL CORP
                            ANNOUNCE MERGER AGREEMENT

    NORWICH, NY and CANAJOHARIE, NY (June 19, 2001) - NBT Bancorp Inc. (NBT) (NASDAQ: NBTB) and CNB Financial Corp. (CNB) (NASDAQ: CNBF) announced today that they have entered into a definitive agreement providing for the merger of CNB with and into NBT. The merger, which has been unanimously approved by the boards of directors of NBT and CNB, is subject to regulatory approvals as well as approval by each company's shareholders and is expected to close in the fourth quarter of 2001.

    Under the terms of the agreement, CNB stockholders will receive 1.2 shares of NBT common stock for each share of CNB common stock. The transaction is structured as a tax-free exchange of shares to be accounted for as a pooling of interests. Based upon NBT's closing share price on June 18, 2001, the transaction values each CNB share at $18.30. The total transaction is valued at $140 million. CNB Chairman Van Ness D. Robinson, Vice Chairman John P. Woods and Director Joseph A. Santangelo will join the NBT Board of Directors upon completion of the merger. Cost savings have been identified that NBT expects will make the proposed merger accretive to NBT earnings per share on a quarterly basis beginning in 2002.

    The merger agreement provides for the merger of CNB's subsidiary, Central National Bank, into NBT's bank subsidiary NBT Bank, N.A. NBT Bank is a full-service commercial bank formed in 1856 and is headquartered in Norwich, NY. Central National Bank is a full-service commercial bank headquartered in Canajoharie, NY. Formed in 1855, Central National Bank conducts business from 29 community bank offices in nine Upstate New York counties, including Chenango, Fulton, Herkimer, Montgomery, Oneida, Otsego, Saratoga, Schenectady and Schoharie.

    Upon completion of the merger, Central National Bank will become a division of NBT Bank. This newly created division will retain the Central National Bank name and headquarters in Canajoharie. NBT President and CEO Daryl R. Forsythe commented, "We employed a similar strategy with Pennstar Bank, the Pennsylvania division of NBT Bank, during the first quarter of 2001 and are already beginning to see the benefits. We have successfully streamlined our operations while maintaining the local decision making and high service levels that are essential elements of our community banking philosophy."

    In addition, CNB is rescinding its previously announced Common Stock Repurchase Program that was announced on February 23, 2001.

    CNB Chairman Robinson stated, "We are thrilled to have this opportunity to partner with NBT. This merger will enable Central National Bank to continue to deliver high quality products and service to our customers with a focus on community banking."

    Peter J. Corso, currently Central National Bank's Executive Vice President and Chief Financial Officer, will serve as president and chief operating officer of the new banking division. CNB President and CEO Donald L. Brass has announced that he will retire following the completion of the merger and integration process. NBT Chairman Forsythe stated, "We are pleased that Don Brass will continue to offer his leadership and expertise during this important process." CNB President Brass added, "This merger represents a great strategic opportunity for our organizations, and I am excited to help to lay the foundation for its success."

    NBT and CNB will host a teleconference regarding the transaction on June 20, 2001 at 4:00 PM (Eastern Daylight Time). Investors, analysts and other interested parties may dial into the teleconference at 1-800-895-7761. In addition, a live webcast including the slide presentation pertaining to the teleconference will be accessible at www.nbtbank.com.

    Prior to this announcement, both NBT and CNB have been engaged in efforts to strategically grow their respective companies. In 2000, NBT acquired two community banks in Northeastern Pennsylvania, LA Bank, N.A. and Pioneer American Bank, N.A. These institutions, along with two branches acquired from Mellon Bank and six acquired from Sovereign Bank, were merged during the fourth quarter to create Pennstar Bank. In 2000, NBT also acquired M. Griffith, Inc., a registered broker-dealer based in Utica, NY providing a variety of investment and financial planning services. NBT Bank's presence expanded in 2000 with the addition of a commercial banking office in Albany. NBT completed a merger with First National Bancorp, Inc. on June 1, 2001. This merger also included NBT Bank's acquisition of the six offices of the First National Bank of Northern New York. These banking locations are continuing to operate as offices of the First National Bank of Northern New York until the systems conversion is completed in late July.

    CNB has grown Central National Bank from 19 branches in the second quarter of 1999 to 29 branches at the end of the first quarter of 2000. In the second half of 1999, locations were added in Clifton Park, Herkimer and Whitesboro, NY. Locations in Halfmoon and Saratoga Springs, NY were added in the first quarter of 2000. In 2000, CNB also acquired five branches from Astoria Federal Savings and Loan Association with one each in Cooperstown and Norwich and three in Oneonta.

     NBT is a financial services holding company headquartered in Norwich, NY with combined assets of $2.6 billion at March 31, 2001. The company currently operates through three full-service community banking divisions and a financial services company, including NBT Bank with 37 locations serving Central and Northern New York, First National Bank of Northern New York with six locations, Pennstar Bank with 40 locations in Northeastern Pennsylvania, and NBT Financial Services, Inc., which includes M. Griffith, Inc. and Pennstar Financial Services, Inc.

     CNB is headquartered in Canajoharie, NY and had assets of $964 million at March 31, 2001. In addition to Central National Bank, CNB is the holding company for Central Asset Management, a provider of investment advisory services.

FORWARD-LOOKING STATEMENTS: This news release contains forward-looking statements. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of our management team and our subsidiaries and on the information available to management at the time that these statements were made. There are a number of factors, many of which are beyond our control, that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) regulatory approvals and clearances and other prerequisites to the merger of NBT and CNB may not be obtained, or may be received outside of expected time frames or be received subject to unacceptable conditions; (2) competitive pressures among depository and other financial institutions may increase significantly; (3) competitors may have greater financial resources and develop products that enable such competitors to compete more successfully than NBT and CNB; (4) revenues may be lower than expected; (5) changes in the interest rate environment may reduce interest margins; (6) general economic conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduced demand for credit; (7) legislative or regulatory changes, including changes in accounting standards, may adversely affect the businesses in which NBT and CNB are engaged; (8) costs or difficulties related to the integration of the businesses of NBT and CNB and their merger partners may be greater than expected; (9) expected cost savings associated with the merger of NBT and CNB or with recent mergers and acquisitions may not be fully realized or realized within the expected time frames; (10) deposit attrition, customer loss, or revenue loss following the merger of NBT and CNB or other recent mergers and acquisitions may be greater than expected; and (11) adverse changes may occur in the securities markets or with respect to inflation. Forward-looking statements speak only as of the date they are made. We do not undertake to update forward-looking statements to reflect subsequent circumstances or events.

     This news release may be deemed to be solicitation material in respect of the proposed merger of CNB Financial Corp. (CNB) with NBT Bancorp Inc. (NBT) pursuant to an Agreement and Plan of Merger, dated as of June 19, 2001, by and between NBT and CNB (the Agreement). Filing of this news release is being made in connection with Regulation of Takeovers and Security Holder Communications (Release No. 33-7760, 34-42055) promulgated by the Securities and Exchange Commission (SEC).

     NBT and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the Agreement. These directors and executive officers include the following: Daryl R. Forsythe, Michael J. Chewens, Martin A. Dietrich, David
E. Raven, J. Peter Chaplin, Richard Chojnowski, Gene E. Goldenziel, Peter B. Gregory, William C. Gumble, Bruce D. Howe, Andrew S. Kowalczyk, Jr., John G. Martines, John C. Mitchell, Joseph G. Nasser, William L. Owens and Paul O. Stillman. As of May 31, 2001, these directors and executive officers beneficially owned in the aggregate 1,625,226 shares, or approximately 6.81% of NBT's outstanding common stock. Additional information about the directors and executive officers of NBT is included in NBT's proxy statement for its 2001 Annual Meeting of Shareholders dated March 26, 2001.

     CNB and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the Agreement. These directors and executive officers include the following: Van Ness D. Robinson, Donald L. Brass, Peter J. Corso, Michael D. Hewitt, J. Carl Barbic, Joseph A. Santangelo and John P. Woods, Jr., William J. Querbes, Thomas Giglio and Albert A. Petitti. As of May 31, 2001, these directors and executive officers beneficially owned in the aggregate 1,323,461 shares, or approximately 17.83% of CNB's outstanding common stock. Additional information about the directors and executive officers of CNB is included in CNB's proxy statement for its 2001 Annual Meeting of Shareholders dated April 3, 2001.

    In conjunction with the proposed merger, NBT will file with the SEC a registration statement on SEC Form S-4. The registration statement will contain a joint proxy statement/prospectus, which describes the proposed merger of NBT and CNB and the proposed terms and conditions of the merger. Stockholders of NBT and CNB are encouraged to read the registration statement after it is filed and the joint proxy statement/prospectus contained in the registration statement, because these documents will contain important information about the merger. The registration statement, including the joint proxy statement/prospectus, will be available for free, both on the SEC's web site (www.sec.gov) or by contacting NBT Bancorp Inc., Attention: Michael J. Chewens, 52 South Broad Street, Norwich, New York 13815, telephone 607-337-6520; or CNB Financial Corp., Attn: Holly C. Craver, 24 Church Street, Canajoharie, New York 13317, telephone 518-673-3243.


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